Exhibit 8.01

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE

NEW YORK 10036-6522

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

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Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607-3033

Ladies and Gentlemen:

We have acted as special counsel to Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), in connection with the offer (the “Exchange Offer”) by the Company to exchange each issued and outstanding share of common stock, par value $1.00 per share, of Vulcan Materials Company, a New Jersey corporation (the “Target”), for 0.50 of a share of common stock, par value $0.01 per share, of the Company (together with associated preferred stock purchase rights) (“Company Common Stock”), and cash in lieu of any fractional shares of Company Common Stock, as described in the Prospectus/Offer to Exchange dated March 19, 2012 (the “Prospectus”). This opinion is being delivered in connection with the Prospectus that was included in the registration statement of the Company on Form S-4 (the “Registration Statement” and, together with the Prospectus, the “Transaction Documents”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the Prospectus; and

(c) such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts and information set forth in the Transaction Documents and the statements and representations made to us by representatives of the Company, without regard to any qualifications therein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as

Martin Marietta Materials, Inc.

March 19, 2012

originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the transactions contemplated by the Transaction Documents will be consummated in accordance with the terms and conditions of the Transaction Documents and that none of the material terms and conditions contained therein has been waived or modified in any respect.

In rendering this opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, statements, representations, covenants or assumptions on which our opinion is based could affect our conclusions.

Based solely upon and subject to the foregoing, we are of the opinion that, under current U.S. federal income tax law, the statements in the Prospectus under the heading “The Exchange Offer – Material Federal Income Tax Consequences”, subject to all of the qualifications, assumptions, limitations and other similar restrictions set forth therein, provide a fair and accurate summary of the anticipated material U.S. federal income tax consequences to holders of Target common stock who exchange their shares of Target common stock for shares of Company Common Stock and cash in lieu of fractional shares of Company Common Stock pursuant to the Exchange Offer or the second-step merger.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) under the Securities Act, we hereby consent to the filing of this opinion as Exhibit 8.01 to the Registration Statement. We also consent to the use of our name under the headings “Material Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP